Dallas, TX/October 16, 2019
THIRD QUARTER 2019 NET INCOME OF $292 MILLION, $1.96 PER SHARE

Broad-based Fee Income Growth and Expense Discipline Kept Efficiency Ratio Below 52 percent
Average Deposits Increased More Than $700 Million During the Quarter

“Throughout our 170-year history, we have managed through many different economic, credit and interest rate cycles,” said Curtis C. Farmer, president and chief executive officer. “Our third quarter results demonstrate our ability to drive a strong return on equity of 16 percent and a return on assets of 1.6 percent, despite recent declines in interest rates. Broad-based fee income growth, solid credit quality, the benefit of discrete tax adjustments and continued active capital management were positive contributors to our performance. In addition, our careful cost control helped keep our efficiency ratio low at under 52 percent. We remain focused on building relationships within our diverse footprint and maintaining our credit and expense discipline in order to continue to produce strong performance metrics.”

(dollar amounts in millions, except per share data)	3rd Qtr '19	2nd Qtr '19	3rd Qtr '18
FINANCIAL RESULTS
Net interest income	$586	$603	$599
Provision for credit losses	35	44	—
Noninterest income	256	250	234
Noninterest expenses	435	424	452
Pre-tax income	372	385	381
Provision for income taxes	80	87	63
Net income	$292	$298	$318

Diluted earnings per share	$1.96	$1.94	$1.86

Average loans	50,887	50,963	48,584
Average deposits	55,716	54,995	56,093

Return on average assets	1.61%	1.68%	1.77%
Return on average shareholders' equity	15.97	16.41	16.15
Efficiency ratio (a)	51.54	49.65	52.93
Net interest margin	3.52	3.67	3.60
Common equity Tier 1 capital ratio (b)	9.92	10.18	11.68
Common equity ratio	9.88	10.10	10.90
Shareholders' equity per share	$49.96	$48.89	$46.92
Tangible equity per share (c)	45.52	44.61	43.05

(a)
Noninterest expenses as a percentage of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	September 30, 2019 ratio is estimated.
(c) See Reconciliation of Non-GAAP Financial Measures

Third Quarter 2019 Compared to Second Quarter 2019 Overview
Balance sheet items discussed in terms of average balances.
Loans were stable at $50.9 billion.

•
Change in portfolio mix reflected seasonality, including an increase in Mortgage Banker Finance offset by decreases in National Dealer Services and general Middle Market. Mortgage Banker Finance also benefited from elevated refinancing activity.

•	Loan yields decreased 17 basis points to 4.83 percent, primarily due to lower short-term interest rates.
Deposits increased $721 million, or 1 percent, to $55.7 billion.

•	Interest-bearing deposits increased $768 million. Noninterest-bearing deposits were stable.

•	Interest-bearing deposit costs increased 5 basis points to 99 basis points due to continued growth in relationship-based deposits.
Net interest income decreased $17 million to $586 million.

•	The benefit from one additional day in the quarter was more than offset by the net impact of lower interest rates.
Provision for credit losses decreased $9 million to $35 million.

•	Net credit-related charge-offs were $42 million, or 0.33 percent of average loans, including Energy net charge-offs of $34 million.

•	The allowance for loan losses decreased $5 million to $652 million, or 1.27 percent of total loans.
Noninterest income increased $6 million to $256 million.

•	Reflected increases of $2 million each in commercial lending fees and card fees, as well as smaller increases in other categories.

•	Deferred compensation asset returns were $3 million (offset in noninterest expenses) compared to none in second quarter 2019.
Noninterest expenses increased $11 million to $435 million.

•
Salaries and benefits expense increased $8 million, primarily reflecting increases in deferred compensation expense (offset in noninterest income) and benefits, as well as the impact of one additional day in the quarter.

•	Also included increases of $2 million each in occupancy and software expenses.
Provision for income taxes decreased $7 million.

•	Included discrete tax benefits of $5 million primarily resulting from deferred tax adjustments related to annual state tax filings.
Capital position remained solid with a common equity Tier 1 capital ratio of 9.92 percent.

•	Returned a total of $467 million to shareholders, including dividends and the repurchase of $370 million of common stock (5.7 million shares) under the share repurchase program.
Third Quarter 2019 Compared to Third Quarter 2018 Overview
Balance sheet items discussed in terms of average balances.
Loans increased $2.3 billion, or 5 percent.

•	Reflected increases in Energy, Mortgage Banker Finance, National Dealer Services and general Middle Market.

•	Loan yields increased 9 basis points, primarily reflecting higher short-term interest rates.
Deposits remained stable at $55.7 billion.

•
Interest-bearing deposits increased $2.5 billion, primarily reflecting increases of $1.1 billion in other time deposits, $912 million in money market and interest-bearing checking deposits and $541 million in customer certificates of deposits.

•
Noninterest-bearing deposits decreased $2.8 billion. The decline in noninterest-bearing deposits was primarily the result of customers shifting balances to interest-bearing deposits and utilizing their deposits to fund growth, acquisitions and capital expenditures as well as choosing other investment options.

•	Interest-bearing deposit costs increased 48 basis points due to continued management of deposit pricing to attract and retain customers as well as the increase in other time deposits.
Net interest income decreased $13 million.

•	Included increases due to higher loan balances and the impact of higher short-term rates on loans and securities.

•	The increases were more than offset by higher deposit costs, the impact of lower Federal Reserve Bank deposits as well as higher interest-bearing deposits and debt.
Provision for credit losses increased $35 million compared to no provision in third quarter 2018.

•	The provision increase resulted from loan growth and a $191 million increase in total criticized loans.

•	Nonaccrual loans, a component of criticized loans, decreased $10 million.
Excluding a third quarter 2018 loss of $20 million related to securities repositioning, noninterest income increased $2 million.

•
Primarily reflected increases of $6 million in card fees and $2 million each in fiduciary income and commercial lending fees, partially offset by decreases of $2 million each in customer derivative income and service charges on deposit accounts as well as smaller decreases in other categories.

Excluding third quarter 2018 restructuring charges of $12 million, noninterest expenses decreased $5 million.

•	Primarily reflected a decrease of $5 million in FDIC insurance expense.
Provision for income taxes increased $17 million.

•
Included $5 million and $23 million in discrete tax benefits primarily resulting from the adjustments to annual state tax filings in third quarter 2019 and a review of certain tax capitalization and recovery positions in third quarter 2018, respectively.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	3rd Qtr '19	2nd Qtr '19	3rd Qtr '18
Net interest income	$586	$603	$599

Net interest margin	3.52%	3.67%	3.60%

Selected balances:
Total earning assets	$66,285	$65,890	$65,842
Total loans	50,887	50,963	48,584
Total investment securities	12,203	12,091	11,761
Federal Reserve Bank deposits	2,834	2,479	5,180

Total deposits	55,716	54,995	56,093
Total noninterest-bearing deposits	26,351	26,398	29,193
Short-term borrowings	268	927	85
Medium- and long-term debt	7,100	6,712	6,153
Net interest income decreased $17 million, and net interest margin decreased 15 basis points, compared to second quarter 2019.

•
Interest on loans decreased $16 million and reduced net interest margin by 13 basis points. The impact of lower short-term rates (-$26 million, -15 basis points) was partially offset by one additional day in the quarter (+$6 million), negative residual value adjustments to assets in the leasing portfolio in second quarter 2019 (+$2 million, +1 basis point) and an increase in loan fees (+$2 million, +1 basis point).

•
Interest on short-term investments was unchanged and reduced net interest margin by 2 basis points, primarily reflecting lower rates (-$2 million, -1 basis point), partially offset by an increase in lower-yielding deposits with the Federal Reserve Bank (+$2 million, -1 basis point).

•
Interest expense on deposits increased $6 million and reduced net interest margin by 3 basis points, due to higher deposit costs ($4 million, 2 basis points) and higher deposit balances ($2 million, 1 basis point).

•	Interest expense on debt decreased $5 million and increased net interest margin by 3 basis points, due to lower rates ($5 million, 3 basis points).

Credit Quality
“Credit quality remained solid with net charge-offs of $42 million, or 33 basis points, which is within our historical norm of 20 to 40 basis points,” said Farmer. “While charge-offs were higher compared to recent quarters, we do not see this as a trend. Charge-offs of $34 million were a result of additional valuation impairments on select energy credits as capital markets remained soft. Problem assets remained relatively low, with nonperforming assets at only 44 basis points and criticized loans less than 4 percent of total loans. We continue to maintain a reserve of 1.27 percent, including healthy reserves for Energy.”

(dollar amounts in millions)	3rd Qtr '19	2nd Qtr '19	3rd Qtr '18
Credit-related charge-offs	$61	$44	$25
Recoveries	19	11	10
Net credit-related charge-offs	42	33	15
Net credit-related charge-offs/Average total loans	0.33%	0.26%	0.13%

Provision for credit losses	$35	$44	$—

Nonperforming loans	226	230	239
Nonperforming assets (NPAs)	229	233	240
NPAs/Total loans and foreclosed property	0.44%	0.45%	0.49%

Loans past due 90 days or more and still accruing	$31	$17	$28

Allowance for loan losses	652	657	664
Allowance for credit losses on lending-related commitments (a)	29	31	33
Total allowance for credit losses	681	688	697

Allowance for loan losses/Period-end total loans	1.27%	1.27%	1.35%
Allowance for loan losses/Nonperforming loans	2.9x	2.9x	2.8x

(a)	Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•
The allowance for loan losses decreased $5 million to $652 million at September 30, 2019, or 1.27 percent of total loans, reflecting increased Energy reserves offset by continued strong credit quality in the remainder of the portfolio.

•
Criticized loans were $1.9 billion, or 3.6 percent of total loans, at September 30, 2019. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•	Net charge-offs of $42 million or 33 basis points of average loans.

◦	Net charge-offs from Energy loans were $34 million, compared to $25 million in the second quarter.

◦	Excluding Energy, net charge-offs as a percentage of average loans were 6 basis points

•
Nonperforming assets decreased $4 million to $229 million at September 30, 2019, compared to $233 million at June 30, 2019. Nonperforming assets as a percentage of total loans and foreclosed property decreased to 0.44 percent, compared to 0.45 percent at June 30, 2019.

•	Energy business line loans were $2.4 billion, or 4.70 percent of total loans at September 30, 2019.

Fourth Quarter 2019 Outlook
For the fourth quarter 2019 compared to third quarter 2019, management expects the following:

•
Average loans stable, reflecting growth in several lines of business, including a seasonal increase in National Dealer Services, offset by a decrease in Mortgage Banker Finance due to seasonality and lower refinancing activity.

•	Average deposits stable with continued focus on attracting and retaining relationship-based deposits.

•
Decline in net interest income due to the net impact of lower interest rates of approximately $35 million (includes a 25 basis point anticipated reduction in the federal funds rate in December 2019), as well as lower interest recoveries and loan fees from elevated third quarter levels.

•	Provision for credit losses of $25 million to $45 million and net charge-offs to remain low, with continued solid credit quality.

•	Noninterest income relatively stable, excluding the impact of deferred compensation asset returns, with higher syndication fees and fiduciary income in third quarter 2019 that are unlikely to repeat.

•	Noninterest expenses modestly higher, reflecting higher outside processing expenses, technology expenditures as well as seasonal and inflationary pressures.

•	Income tax expense to be approximately 23 percent of pre-tax income.

•	Common equity Tier 1 capital ratio target of approximately 10 percent with continued active capital management.
Full-Year 2019 Outlook Update
Consistent with the fourth quarter outlook, management now expects the following for full-year 2019 compared to full-year 2018:

•	Growth in average loans of 4 percent.

•	Decline in average deposits of 1 to 2 percent.

•	Net interest income stable to 1 percent lower (includes a 25 basis point anticipated reduction in the federal funds rate in December 2019).

•	Provision for credit losses of 15 to 20 basis points of total loans.

•	Growth in noninterest income of greater than 2 percent.

•	Stable noninterest expenses excluding 2018 restructuring charges of $53 million.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at September 30, 2019. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Third Quarter 2019 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2019 financial results at 7 a.m. CT Wednesday, October 16, 2019. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 9596359). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies; operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; cybersecurity risks; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital requirements; declines or other changes in the businesses or industries of Comerica's customers; unfavorable developments concerning credit quality; changes in regulation or oversight; heightened legislative and regulatory focus on cybersecurity and data privacy; fluctuations in interest rates and their impact on deposit pricing; transitions away from LIBOR towards new interest rate benchmarks; reductions in Comerica's credit rating; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; changes in customer behavior; management's ability to maintain and expand customer relationships; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; the impacts of future legislative, administrative or judicial changes to tax regulations; any future strategic acquisitions or divestitures; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; losses due to fraud; the effects of terrorist activities and other hostilities; changes in accounting standards; the critical nature of Comerica's accounting policies; controls and procedures failures; and the volatility of Comerica’s stock price. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Wendy Bridges	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Louis H. Mora	Chelsea R. Smith
(214) 462-6669	(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2019	2019	2018	2019	2018
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.96	$1.94	$1.86	$6.02	$5.32
Cash dividends declared	0.67	0.67	0.60	2.01	1.24

Average diluted shares (in thousands)	148,079	153,189	170,057	153,562	172,862
PERFORMANCE RATIOS
Return on average common shareholders' equity	15.97%	16.41%	16.15%	16.94%	15.64%
Return on average assets	1.61	1.68	1.77	1.75	1.75
Efficiency ratio (a)	51.54	49.65	52.93	50.66	54.12
CAPITAL
Common equity tier 1 capital (b)	$6,892	$7,060	$7,750
Risk-weighted assets (b)	69,479	69,371	66,344
Common shareholders' equity per share of common stock	49.96	48.89	46.92
Tangible common equity per share of common stock	45.52	44.61	43.05
Common equity tier 1 and tier 1 risk-based capital ratio (b)	9.92%	10.18%	11.68%
Total risk-based capital ratio (b)	11.91	12.17	13.76
Leverage ratio (b)	9.61	9.90	10.85
Common equity ratio	9.88	10.10	10.90
Tangible common equity ratio (c)	9.09	9.30	10.09
AVERAGE BALANCES
Commercial loans	$32,329	$32,607	$30,371	$32,135	$30,494
Real estate construction loans	3,344	3,319	3,198	3,301	3,152
Commercial mortgage loans	9,264	9,060	9,084	9,108	9,158
Lease financing	578	546	464	548	462
International loans	1,007	1,025	1,072	1,015	1,017
Residential mortgage loans	1,920	1,943	1,962	1,943	1,988
Consumer loans	2,445	2,463	2,433	2,464	2,473
Total loans	50,887	50,963	48,584	50,514	48,744

Earning assets	66,285	65,890	65,842	65,604	65,326
Total assets	71,736	71,252	71,210	70,927	70,689

Noninterest-bearing deposits	26,351	26,398	29,193	26,539	29,457
Interest-bearing deposits	29,365	28,597	26,900	28,370	26,547
Total deposits	55,716	54,995	56,093	54,909	56,004

Common shareholders' equity	7,254	7,285	7,817	7,332	7,907
NET INTEREST INCOME
Net interest income	$586	$603	$599	$1,795	$1,738
Net interest margin	3.52%	3.67%	3.60%	3.66%	3.54%
CREDIT QUALITY
Total nonperforming assets	$229	$233	$240

Loans past due 90 days or more and still accruing	31	17	28

Net credit-related charge-offs	42	33	15	$86	$40

Allowance for loan losses	652	657	664
Allowance for credit losses on lending-related commitments	29	31	33
Total allowance for credit losses	681	688	697

Allowance for loan losses as a percentage of total loans	1.27%	1.27%	1.35%
Net credit-related charge-offs as a percentage of average total loans	0.33	0.26	0.13	0.22%	0.11%
Nonperforming assets as a percentage of total loans and foreclosed property	0.44	0.45	0.49
Allowance for loan losses as a percentage of total nonperforming loans	2.9x	2.9x	2.8x
OTHER KEY INFORMATION
Number of banking centers	436	436	435
Number of employees - full time equivalent	7,725	7,693	7,834

(a)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	September 30, 2019 ratios are estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2019	2019	2018	2018
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,229	$1,029	$1,390	$945

Interest-bearing deposits with banks	2,888	2,552	3,171	4,894
Other short-term investments	146	140	134	136

Investment securities available-for-sale	12,429	12,338	12,045	11,862

Commercial loans	32,890	33,326	31,976	30,889
Real estate construction loans	3,377	3,292	3,077	3,158
Commercial mortgage loans	9,234	9,217	9,106	9,019
Lease financing	578	575	507	471
International loans	1,055	1,024	1,013	1,090
Residential mortgage loans	1,906	1,924	1,970	1,947
Consumer loans	2,451	2,443	2,514	2,436
Total loans	51,491	51,801	50,163	49,010
Less allowance for loan losses	(652)	(657)	(671)	(664)
Net loans	50,839	51,144	49,492	48,346

Premises and equipment	467	470	475	472
Accrued income and other assets	4,850	4,864	4,111	4,793
Total assets	$72,848	$72,537	$70,818	$71,448

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$27,134	$27,001	$28,690	$29,301

Money market and interest-bearing checking deposits	23,992	22,195	22,560	22,449
Savings deposits	2,156	2,162	2,172	2,192
Customer certificates of deposit	2,853	2,441	2,131	2,051
Other time deposits	647	1,726	—	—
Foreign office time deposits	27	12	8	13
Total interest-bearing deposits	29,675	28,536	26,871	26,705
Total deposits	56,809	55,537	55,561	56,006

Short-term borrowings	51	1,733	44	84
Accrued expenses and other liabilities	1,477	1,386	1,243	1,154
Medium- and long-term debt	7,311	6,558	6,463	6,418
Total liabilities	65,648	65,214	63,311	63,662

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,172	2,168	2,148	2,144
Accumulated other comprehensive loss	(336)	(382)	(609)	(611)
Retained earnings	9,369	9,176	8,781	8,587
Less cost of common stock in treasury - 84,028,400 shares at 9/30/19, 78,367,534 shares at 6/30/19, 68,081,176 shares as 12/31/18 and 62,224,198 shares at 9/30/18	(5,146)	(4,780)	(3,954)	(3,475)
Total shareholders' equity	7,200	7,323	7,507	7,786
Total liabilities and shareholders' equity	$72,848	$72,537	$70,818	$71,448

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2019	2018	2019	2018
INTEREST INCOME
Interest and fees on loans	$619	$581	$1,875	$1,658
Interest on investment securities	75	66	222	194
Interest on short-term investments	17	28	51	63
Total interest income	711	675	2,148	1,915
INTEREST EXPENSE
Interest on deposits	73	35	192	79
Interest on short-term borrowings	2	1	9	1
Interest on medium- and long-term debt	50	40	152	97
Total interest expense	125	76	353	177
Net interest income	586	599	1,795	1,738
Provision for credit losses	35	—	66	(17)
Net interest income after provision for credit losses	551	599	1,729	1,755
NONINTEREST INCOME
Card fees	67	61	195	180
Service charges on deposit accounts	51	53	153	160
Fiduciary income	53	51	154	155
Commercial lending fees	23	21	66	62
Foreign exchange income	11	12	33	36
Letter of credit fees	10	9	29	30
Bank-owned life insurance	11	11	31	29
Brokerage fees	7	7	21	20
Net securities losses	—	(20)	(8)	(19)
Other noninterest income	23	29	70	73
Total noninterest income	256	234	744	726
NONINTEREST EXPENSES
Salaries and benefits expense	253	254	763	759
Outside processing fee expense	66	65	194	190
Occupancy expense	39	38	113	113
Software expense	30	32	87	95
Equipment expense	13	12	37	34
FDIC insurance expense	6	11	17	36
Advertising expense	10	8	24	22
Restructuring charges	—	12	—	39
Other noninterest expenses	18	20	57	58
Total noninterest expenses	435	452	1,292	1,346
Income before income taxes	372	381	1,181	1,135
Provision for income taxes	80	63	252	210
NET INCOME	292	318	929	925
Less income allocated to participating securities	2	2	5	6
Net income attributable to shares	$290	$316	$924	$919
Earnings per share:
Basic	$1.98	$1.89	$6.08	$5.41
Diluted	1.96	1.86	6.02	5.32

Comprehensive income	338	296	1,202	764

Cash dividends declared on stock	97	100	302	210
Cash dividends declared per share	0.67	0.60	2.01	1.24

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2019 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2019		Third Quarter 2018
(in millions, except per share data)	2019	2019	2019	2018	2018	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$619	$635	$621	$604	$581	$(16)	(3)%	$38	7%
Interest on investment securities	75	75	72	71	66	—	—	9	13
Interest on short-term investments	17	17	17	29	28	—	—	(11)	(40)
Total interest income	711	727	710	704	675	(16)	(2)	36	5
INTEREST EXPENSE
Interest on deposits	73	67	52	43	35	6	9	38	n/m
Interest on short-term borrowings	2	6	1	—	1	(4)	(72)	1	n/m
Interest on medium- and long-term debt	50	51	51	47	40	(1)	(2)	10	23
Total interest expense	125	124	104	90	76	1	1	49	64
Net interest income	586	603	606	614	599	(17)	(3)	(13)	(2)
Provision for credit losses	35	44	(13)	16	—	(9)	(21)	35	n/m
Net interest income after provision for credit losses	551	559	619	598	599	(8)	(1)	(48)	(8)
NONINTEREST INCOME
Card fees	67	65	63	64	61	2	2	6	10
Service charges on deposit accounts	51	51	51	51	53	—	—	(2)	(4)
Fiduciary income	53	52	49	51	51	1	2	2	5
Commercial lending fees	23	21	22	23	21	2	8	2	9
Foreign exchange income	11	11	11	11	12	—	—	(1)	(6)
Letter of credit fees	10	10	9	10	9	—	—	1	2
Bank-owned life insurance	11	11	9	10	11	—	—	—	—
Brokerage fees	7	7	7	7	7	—	—	—	—
Net securities losses	—	—	(8)	—	(20)	—	—	20	n/m
Other noninterest income	23	22	25	23	29	1	6	(6)	(18)
Total noninterest income	256	250	238	250	234	6	3	22	10
NONINTEREST EXPENSES
Salaries and benefits expense	253	245	265	250	254	8	4	(1)	(1)
Outside processing fee expense	66	65	63	65	65	1	1	1	1
Occupancy expense	39	37	37	39	38	2	6	1	3
Software expense	30	28	29	30	32	2	6	(2)	(6)
Equipment expense	13	12	12	14	12	1	1	1	1
FDIC insurance expense	6	6	5	6	11	—	—	(5)	(45)
Advertising expense	10	9	5	8	8	1	19	2	21
Restructuring charges	—	—	—	14	12	—	—	(12)	n/m
Other noninterest expenses	18	22	17	22	20	(4)	(15)	(2)	(1)
Total noninterest expenses	435	424	433	448	452	11	3	(17)	(4)
Income before income taxes	372	385	424	400	381	(13)	(3)	(9)	(2)
Provision for income taxes	80	87	85	90	63	(7)	(7)	17	28
NET INCOME	292	298	339	310	318	(6)	(2)	(26)	(8)
Less income allocated to participating securities	2	1	2	2	2	1	2	—	—
Net income attributable to shares	$290	$297	$337	$308	$316	$(7)	(2)%	$(26)	(8)%
Earnings per share:
Basic	$1.98	$1.95	$2.14	$1.91	$1.89	$0.03	1%	$0.09	5%
Diluted	1.96	1.94	2.11	1.88	1.86	0.02	1	0.10	5

Comprehensive income	338	429	435	312	296	(91)	(21)	42	14

Cash dividends declared on stock	97	100	105	99	100	(3)	(3)	(3)	(3)
Cash dividends declared per share	0.67	0.67	0.67	0.60	0.60	—	—	0.07	12
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2019			2018
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$657	$647	$671	$664	$677

Loan charge-offs:
Commercial	59	42	18	19	23
Commercial mortgage	—	—	1	2	—
International	—	1	—	—	1
Residential mortgage	1	—	—	—	—
Consumer	1	1	1	—	1
Total loan charge-offs	61	44	20	21	25

Recoveries on loans previously charged-off:
Commercial	17	7	8	8	8
Commercial mortgage	—	3	—	—	1
Residential mortgage	1	—	—	1	—
Consumer	1	1	1	1	1
Total recoveries	19	11	9	10	10
Net loan charge-offs	42	33	11	11	15
Provision for loan losses	37	43	(13)	19	1
Foreign currency translation adjustment	—	—	—	(1)	1
Balance at end of period	$652	$657	$647	$671	$664

Allowance for loan losses as a percentage of total loans	1.27%	1.27%	1.29%	1.34%	1.35%

Net loan charge-offs as a percentage of average total loans	0.33	0.26	0.08	0.09	0.13

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2019			2018
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$31	$30	$30	$33	$34
Add: Provision for credit losses on lending-related commitments	(2)	1	—	(3)	(1)
Balance at end of period	$29	$31	$30	$30	$33

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2019			2018
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$152	$155	$114	$141	$149
Commercial mortgage	13	12	16	20	22
Lease financing	—	1	2	2	2
International	2	3	3	3	4
Total nonaccrual business loans	167	171	135	166	177
Retail loans:
Residential mortgage	36	35	37	36	34
Consumer:
Home equity	17	18	19	19	19
Total nonaccrual retail loans	53	53	56	55	53
Total nonaccrual loans	220	224	191	221	230
Reduced-rate loans	6	6	7	8	9
Total nonperforming loans	226	230	198	229	239
Foreclosed property	3	3	1	1	1
Total nonperforming assets	$229	$233	$199	$230	$240

Nonperforming loans as a percentage of total loans	0.44%	0.44%	0.39%	0.46%	0.49%
Nonperforming assets as a percentage of total loans and foreclosed property	0.44	0.45	0.40	0.46	0.49
Allowance for loan losses as a multiple of total nonperforming loans	2.9x	2.9x	3.3x	2.9x	2.8x
Loans past due 90 days or more and still accruing	$31	$17	$24	$16	$28

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$224	$191	$221	$230	$254
Loans transferred to nonaccrual (a)	85	93	4	42	35
Nonaccrual loan gross charge-offs	(61)	(44)	(20)	(21)	(25)
Loans transferred to accrual status (a)	—	—	—	(3)	—
Nonaccrual loans sold	—	(5)	—	(5)	(9)
Payments/Other (b)	(28)	(11)	(14)	(22)	(25)
Nonaccrual loans at end of period	$220	$224	$191	$221	$230
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$32,135	$1,191	4.97%	$30,494	$1,037	4.54%
Real estate construction loans	3,301	140	5.67	3,152	120	5.08
Commercial mortgage loans	9,108	342	5.02	9,158	315	4.61
Lease financing	548	14	3.34	462	13	3.85
International loans	1,015	40	5.26	1,017	37	4.88
Residential mortgage loans	1,943	56	3.87	1,988	56	3.76
Consumer loans	2,464	92	4.98	2,473	80	4.32
Total loans	50,514	1,875	4.96	48,744	1,658	4.55

Mortgage-backed securities	9,320	172	2.44	9,109	158	2.25
Other investment securities	2,764	50	2.42	2,714	36	1.72
Total investment securities	12,084	222	2.43	11,823	194	2.13

Interest-bearing deposits with banks	2,866	49	2.29	4,625	63	1.82
Other short-term investments	140	2	1.32	134	—	0.90
Total earning assets	65,604	2,148	4.37	65,326	1,915	3.90

Cash and due from banks	896			1,200
Allowance for loan losses	(668)			(702)
Accrued income and other assets	5,095			4,865
Total assets	$70,927			$70,689

Money market and interest-bearing checking deposits	$23,006	157	0.91	$22,219	72	0.43
Savings deposits	2,164	1	0.04	2,205	1	0.04
Customer certificates of deposit	2,383	19	1.09	2,090	6	0.40
Other time deposits	804	15	2.45	3	—	1.86
Foreign office time deposits	13	—	1.51	30	—	1.17
Total interest-bearing deposits	28,370	192	0.91	26,547	79	0.40

Short-term borrowings	472	9	2.39	59	1	1.79
Medium- and long-term debt	6,837	152	2.92	5,647	97	2.27
Total interest-bearing sources	35,679	353	1.31	32,253	177	0.73

Noninterest-bearing deposits	26,539			29,457
Accrued expenses and other liabilities	1,377			1,072
Total shareholders' equity	7,332			7,907
Total liabilities and shareholders' equity	$70,927			$70,689

Net interest income/rate spread		$1,795	3.06		$1,738	3.17

Impact of net noninterest-bearing sources of funds			0.60			0.37
Net interest margin (as a percentage of average earning assets)			3.66%			3.54%

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$32,329	$392	4.82%	$32,607	$405	5.00%	$30,371	$365	4.74%
Real estate construction loans	3,344	47	5.53	3,319	47	5.74	3,198	43	5.38
Commercial mortgage loans	9,264	112	4.82	9,060	116	5.12	9,084	110	4.84
Lease financing	578	6	3.83	546	3	2.32	464	4	3.69
International loans	1,007	13	5.12	1,025	14	5.30	1,072	13	4.99
Residential mortgage loans	1,920	18	3.84	1,943	19	3.92	1,962	18	3.71
Consumer loans	2,445	31	4.92	2,463	31	5.02	2,433	28	4.49
Total loans	50,887	619	4.83	50,963	635	5.00	48,584	581	4.74

Mortgage-backed securities	9,408	58	2.45	9,326	58	2.45	9,063	54	2.30
Other investment securities	2,795	17	2.45	2,765	17	2.47	2,698	12	1.72
Total investment securities	12,203	75	2.45	12,091	75	2.45	11,761	66	2.17

Interest-bearing deposits with banks	3,049	16	2.13	2,694	16	2.37	5,362	28	2.03
Other short-term investments	146	1	1.28	142	1	1.34	135	—	1.04
Total earning assets	66,285	711	4.26	65,890	727	4.42	65,842	675	4.05

Cash and due from banks	864			900			1,107
Allowance for loan losses	(673)			(660)			(681)
Accrued income and other assets	5,260			5,122			4,942
Total assets	$71,736			$71,252			$71,210

Money market and interest-bearing checking deposits	$23,485	57	0.97	$22,913	53	0.93	$22,573	32	0.56
Savings deposits	2,155	1	0.04	2,169	—	0.03	2,208	1	0.05
Customer certificates of deposit	2,627	8	1.30	2,346	7	1.10	2,086	2	0.48
Other time deposits	1,085	7	2.46	1,156	7	2.46	8	—	1.86
Foreign office time deposits	13	—	1.45	13	—	1.54	25	—	1.25
Total interest-bearing deposits	29,365	73	0.99	28,597	67	0.94	26,900	35	0.51

Short-term borrowings	268	2	2.29	927	6	2.42	85	1	1.95
Medium- and long-term debt	7,100	50	2.71	6,712	51	3.00	6,153	40	2.55
Total interest-bearing sources	36,733	125	1.33	36,236	124	1.36	33,138	76	0.90

Noninterest-bearing deposits	26,351			26,398			29,193
Accrued expenses and other liabilities	1,398			1,333			1,062
Total shareholders' equity	7,254			7,285			7,817
Total liabilities and shareholders' equity	$71,736			$71,252			$71,210

Net interest income/rate spread		$586	2.93		$603	3.06		$599	3.15

Impact of net noninterest-bearing sources of funds			0.59			0.61			0.45
Net interest margin (as a percentage of average earning assets)			3.52%			3.67%			3.60%

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JUNE 30, 2018	170.9	$1,141	$2,144	$(589)	$8,374	$(2,991)	$8,079
Net income	—	—	—	—	318	—	318
Other comprehensive loss, net of tax	—	—	—	(22)	—	—	(22)
Cash dividends declared on common stock ($0.60 per share)	—	—	—	—	(100)	—	(100)
Purchase of common stock	(5.3)	—	(7)	—	—	(493)	(500)
Net issuance of common stock under employee stock plans	0.2	—	2	—	(3)	5	4
Net issuance of common stock for warrants	0.1	—	(2)	—	(2)	4	—
Share-based compensation	—	—	7	—	—	—	7
BALANCE AT SEPTEMBER 30, 2018	165.9	$1,141	$2,144	$(611)	$8,587	$(3,475)	$7,786

BALANCE AT JUNE 30, 2019	149.8	$1,141	$2,168	$(382)	$9,176	$(4,780)	$7,323
Net income	—	—	—	—	292	—	292
Other comprehensive income, net of tax	—	—	—	46	—	—	46
Cash dividends declared on common stock ($0.67 per share)	—	—	—	—	(97)	—	(97)
Purchase of common stock	(5.7)	—	—	—	—	(370)	(370)
Net issuance of common stock under employee stock plans	—	—	(1)	—	(2)	4	1
Share-based compensation	—	—	5	—	—	—	5
BALANCE AT SEPTEMBER 30, 2019	144.1	$1,141	$2,172	$(336)	$9,369	$(5,146)	$7,200

BALANCE AT DECEMBER 31, 2017	172.9	$1,141	$2,122	$(451)	$7,887	$(2,736)	$7,963
Cumulative effect of change in accounting principles	—	—	—	1	14	—	15
Net income	—	—	—	—	925	—	925
Other comprehensive loss, net of tax	—	—	—	(161)	—	—	(161)
Cash dividends declared on common stock ($1.24 per share)	—	—	—	—	(210)	—	(210)
Purchase of common stock	(8.7)	—	(7)	—	—	(821)	(828)
Net issuance of common stock under employee stock plans	1.5	—	(9)	—	(24)	74	41
Net issuance of common stock for warrants	0.2	—	(3)	—	(5)	8	—
Share-based compensation	—	—	41	—	—	—	41
BALANCE AT SEPTEMBER 30, 2018	165.9	$1,141	$2,144	$(611)	$8,587	$(3,475)	$7,786

BALANCE AT DECEMBER 31, 2018	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507
Cumulative effect of change in accounting principle	—	—	—	—	(14)	—	(14)
Net income	—	—	—	—	929	—	929
Other comprehensive income, net of tax	—	—	—	273	—	—	273
Cash dividends declared on common stock ($2.01 per share)	—	—	—	—	(302)	—	(302)
Purchase of common stock	(16.6)	—	—	—	—	(1,229)	(1,229)
Net issuance of common stock under employee stock plans	0.6	—	(13)	—	(25)	37	(1)
Share-based compensation	—	—	37	—	—	—	37
BALANCE AT SEPTEMBER 30, 2019	144.1	$1,141	$2,172	$(336)	$9,369	$(5,146)	$7,200

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended September 30, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$420	$142	$47	$(38)	$15		$586
Provision for credit losses	39	(2)	(3)	—	1		35
Noninterest income	140	31	69	12	4		256
Noninterest expenses	199	149	69	(1)	19		435
Provision (benefit) for income taxes	74	5	12	(8)	(3)	(a)	80
Net income (loss)	$248	$21	$38	$(17)	$2		$292
Net credit-related charge-offs (recoveries)	$43	$1	$(2)	$—	$—		$42

Selected average balances:
Assets	$45,459	$2,871	$5,032	$14,392	$3,982		$71,736
Loans	43,889	2,114	4,884	—	—		50,887
Deposits	28,917	20,761	3,775	2,049	214		55,716

Statistical data:
Return on average assets (b)	2.17%	0.39%	3.01%	n/m	n/m		1.61%
Efficiency ratio (c)	35.62	84.54	59.79	n/m	n/m		51.54

	Business	Retail	Wealth
Three Months Ended June 30, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$420	$146	$46	$(24)	$15		$603
Provision for credit losses	52	1	(5)	—	(4)		44
Noninterest income	136	33	68	14	(1)		250
Noninterest expenses	195	147	67	—	15		424
Provision (benefit) for income taxes	71	7	13	(4)	—		87
Net income (loss)	$238	$24	$39	$(6)	$3		$298
Net credit-related charge-offs (recoveries)	$35	$—	$(2)	$—	$—		$33

Selected average balances:
Assets	$45,321	$2,839	$5,071	$14,242	$3,779		$71,252
Loans	43,926	2,107	4,930	—	—		50,963
Deposits	28,251	20,649	3,740	2,174	181		54,995

Statistical data:
Return on average assets (b)	2.11%	0.44%	3.10%	n/m	n/m		1.68%
Efficiency ratio (c)	34.98	82.26	58.99	n/m	n/m		49.65

	Business	Retail	Wealth
Three Months Ended September 30, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$414	$140	$46	$(16)	$15		$599
Provision for credit losses	—	1	1	—	(2)		—
Noninterest income	137	35	66	(7)	3		234
Noninterest expenses	211	153	72	(1)	17		452
Provision (benefit) for income taxes	76	5	10	(8)	(20)	(a)	63
Net income (loss)	$264	$16	$29	$(14)	$23		$318
Net credit-related charge-offs	$14	$—	$1	$—	$—		$15

Selected average balances:
Assets	$43,165	$2,621	$5,068	$13,696	$6,660		$71,210
Loans	41,591	2,057	4,936	—	—		48,584
Deposits	30,286	20,765	3,988	929	125		56,093

Statistical data:
Return on average assets (b)	2.43%	0.31%	2.28%	n/m	n/m		1.77%
Efficiency ratio (c)	38.24	86.96	63.93	n/m	n/m		52.93

(a)	Included discrete tax benefits of $5 million and $23 million for the three months ended September 30, 2019 and 2018, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended September 30, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$185	$203	$125	$96	$(23)		$586
Provision for credit losses	(1)	(6)	50	(9)	1		35
Noninterest income	74	41	31	94	16		256
Noninterest expenses	139	102	86	90	18		435
Provision (benefit) for income taxes	27	37	5	22	(11)	(a)	80
Net income (loss)	$94	$111	$15	$87	$(15)		$292
Net credit-related charge-offs (recoveries)	$6	$5	$34	$(3)	$—		$42

Selected average balances:
Assets	$13,213	$18,726	$11,462	$9,961	$18,374		$71,736
Loans	12,554	18,393	10,805	9,135	—		50,887
Deposits	20,164	16,725	8,705	7,859	2,263		55,716

Statistical data:
Return on average assets (b)	1.78%	2.37%	0.48%	3.47%	n/m		1.61%
Efficiency ratio (c)	53.31	41.64	55.57	47.19	n/m		51.54

				Other	Finance
Three Months Ended June 30, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$186	$208	$124	$94	$(9)		$603
Provision for credit losses	(10)	(4)	49	13	(4)		44
Noninterest income	72	40	34	91	13		250
Noninterest expenses	134	99	84	92	15		424
Provision (benefit) for income taxes	30	39	6	16	(4)		87
Net income (loss)	$104	$114	$19	$64	$(3)		$298
Net credit-related charge-offs	$—	$7	$26	$—	$—		$33

Selected average balances:
Assets	$13,239	$19,228	$11,342	$9,422	$18,021		$71,252
Loans	12,704	18,928	10,684	8,647	—		50,963
Deposits	19,816	16,325	8,668	7,831	2,355		54,995

Statistical data:
Return on average assets (b)	2.01%	2.37%	0.69%	2.76%	n/m		1.68%
Efficiency ratio (c)	52.04	39.96	52.86	49.56	n/m		49.65

				Other	Finance
Three Months Ended September 30, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$185	$200	$120	$95	$(1)		$599
Provision for credit losses	4	3	(9)	4	(2)		—
Noninterest income	76	43	33	86	(4)		234
Noninterest expenses	144	106	89	97	16		452
Provision (benefit) for income taxes	25	34	16	16	(28)	(a)	63
Net income	$88	$100	$57	$64	$9		$318
Net credit-related charge-offs (recoveries)	$8	$5	$3	$(1)	$—		$15

Selected average balances:
Assets	$13,055	$18,349	$10,263	$9,187	$20,356		$71,210
Loans	12,424	18,074	9,694	8,392	—		48,584
Deposits	20,720	16,894	8,902	8,523	1,054		56,093

Statistical data:
Return on average assets (b)	1.63%	2.18%	2.18%	2.74%	n/m		1.77%
Efficiency ratio (c)	54.96	43.10	58.06	54.02	n/m		52.93

(a)	Included discrete tax benefits of $5 million and $23 million for the three months ended September 30, 2019 and 2018, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

n/m - not meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of equity and our performance trends. Comerica believes the adjusted financial results provide a greater understanding of ongoing operations and enhance the comparability of results with prior periods. Tangible equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

ADJUSTED FINANCIAL RESULTS	Three Months Ended
	September 30,	June 30,	September 30,
(dollar amounts in millions, except per share data)	2019	2019	2018
Noninterest Income:
Noninterest income	$256	$250	$234
Securities repositioning	—	—	20
Adjusted noninterest income	$256	$250	$254
Noninterest Expenses:
Noninterest expenses	$435	$424	$452
Restructuring charges	—	—	(12)
Adjusted noninterest expenses	$435	$424	$440
Pre-tax Income:
Pre-tax income	$372	$385	$381
Securities repositioning	—	—	20
Restructuring charges	—	—	12
Adjusted pre-tax income	$372	$385	$413
Provision for Income Taxes:
Provision for income taxes	$80	$87	$63
Tax on securities repositioning	—	—	5
Tax on restructuring charges	—	—	3
Discrete tax items	5	—	23
Adjusted provision for income taxes	$85	$87	$94
Net Income:
Net income	$292	$298	$318
Securities repositioning, net of tax	—	—	15
Restructuring charges, net of tax	—	—	9
Discrete tax items	(5)	—	(23)
Adjusted net income	$287	$298	$319
Diluted Earnings per Share:
Diluted earnings per share	$1.96	$1.94	$1.86
Securities repositioning, net of tax	—	—	0.09
Restructuring charges, net of tax	—	—	0.05
Discrete tax items	(0.03)	—	(0.14)
Adjusted diluted earnings per share	$1.93	$1.94	$1.86
Efficiency Ratio:
Reported	51.54%	49.65%	52.93%
Adjusted	51.54	49.65	51.59
Securities repositioning refers to third quarter 2018 losses incurred on the sale of approximately $1.3 billion of treasury securities that were replaced by higher-yielding treasuries with a similar duration of 3 years. Discrete tax items include benefits from state deferred tax adjustments in third quarter 2019 and benefits from a review of certain tax capitalization and recovery positions in third quarter 2018.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited) (Continued)
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	September 30,
(dollar amounts in millions)	2019	2019	2018

Tangible Equity Ratio:
Shareholders' equity	$7,200	$7,323	$7,786
Less:
Goodwill	635	635	635
Other intangible assets	4	4	6
Tangible equity	$6,561	$6,684	$7,145

Total assets	$72,848	$72,537	$71,448
Less:
Goodwill	635	635	635
Other intangible assets	4	4	6
Tangible assets	$72,209	$71,898	$70,807

Equity ratio	9.88%	10.10%	10.90%
Tangible equity ratio	9.09	9.30	10.09

Tangible Equity per Share of Stock:
Shareholders' equity	$7,200	$7,323	$7,786
Tangible equity	6,561	6,684	7,145

Shares of stock outstanding (in millions)	144	150	166

Shareholders' equity per share of stock	$49.96	$48.89	$46.92
Tangible equity per share of stock	45.52	44.61	43.05
The tangible equity ratio removes the effect of intangible assets from capital and total assets. Tangible equity per share of stock removes the effect of intangible assets from shareholders' equity per share of stock.